Exhibit 99.1

Rex Energy Provides Operations Update

STATE COLLEGE, Pa., March 26, 2014 (GLOBE NEWSWIRE) – Rex Energy Corporation (Nasdaq: REXX) today provided an update on both its Appalachian Basin operations as well as its first quarter 2014 production.

Appalachian Basin – Butler Operated Area, Pennsylvania

In the Butler Operated Area, the company has recently added a second rig to its drilling program in accordance with its previously announced plans. The additional rig will allow the company to drill more wells per pad than it has historically averaged while continuing to ensure that its core acreage is held by production. The company currently plans to drill four pads during 2014 with at least five wells per pad. The rig is currently drilling the first of five wells on the Ferree pad, which is the company’s first of two stacked Upper Devonian Burkett/Marcellus tests in 2014.

The company is currently drilling the second of three wells on the Shipley pad. The wells, which are expected to be drilled with an average lateral length of approximately 5,800 feet, will test 600 foot spacing between the laterals. This continued testing, in addition to the Baillie Trust pad, is expected to provide additional confirmation of the company’s resource potential in its Butler Operated Area. For the remainder of 2014, the company expects to utilize two full-time drilling rigs to drill 40 - 45 wells in its Butler Operated Area.

In addition, the company is currently completing its three well Schilling pad. The three wells were drilled with an average lateral length of approximately 5,800 feet, which represents the longest average lateral length of any combination of wells drilled in the Butler Operated Area. These wells are expected to be placed into sales during the second quarter of 2014.

Butler Operated Area – Midstream

As previously announced, the company’s existing 90 MMcf/d of processing capacity at the Sarsen and Bluestone facilities is substantially filled. The company expects the Bluestone II facility, which is currently under construction, to be commissioned in the second quarter of 2014, adding an incremental 120 MMcf/d of processing capacity in the Butler Operated Area (of which 100 MMcf/d is dedicated to Rex Energy). With the expected commissioning of the Bluestone II facility and additional dedicated processing capacity, Rex Energy currently expects to place 10 – 15 wells into sales in the second quarter of 2014.

Appalachian Basin – Warrior North Prospect, Carroll County, Ohio

In the Warrior North Prospect, the company has completed the drilling of the six-well Grunder pad. The six wells were drilled to an average total measured depth of approximately 12,905 feet with an average lateral length of approximately 4,800 feet. As part of the design of the Grunder pad, the company tested 500 foot spacing between laterals on one of the six wells. The remaining wells on the Grunder pad were drilled with approximately 650 feet between the laterals. The company has recently begun completions operations and expects to place the wells into sales in mid-2014 once their 60-day resting period is complete.

In addition, the company has recently begun flowback operations in order to place the 3-well Ocel pad into sales. The three wells on the pad were completed on 750 foot spacing and were drilled to an average total measured depth of approximately 12,700 feet with an average lateral length of approximately 4,400 feet and were completed with an average of 29 frac stages.

First Quarter 2014 Production Update

Given the company’s strong production results and consistent operational performance for the quarter, the company expects its first quarter 2014 production to be near the high end of the previously announced first quarter production guidance of 115.0 – 118.0 MMcfe per day.

“I am very pleased with our operational execution and production results to date for the first quarter of 2014,” commented Tom Stabley, Rex Energy’s Chief Executive Officer. “With the construction of the Bluestone II plant progressing as expected, I am confident that the positive momentum that Rex has gained during the early part of 2014 will continue for the foreseeable future.”

About Rex Energy Corporation

Rex Energy is headquartered in State College, Pennsylvania and is an independent oil and gas exploration and production company operating in the Appalachian and Illinois Basins within the United States. The company’s strategy is to pursue its higher potential exploration drilling prospects while acquiring oil and natural gas properties complementary to its portfolio.

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Forward-Looking Statements

Except for historical information, statements made in this release, including the expected timing for placement of wells into sales; timing and availability of well results; development plans; availability of midstream infrastructure; and plans for disclosing production data are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may contain words such as “expected”, “expects”, “scheduled”, “planned”, “plans”, “anticipates” and similar words. These statements are based on management’s experience and perception of historical trends, current conditions, and anticipated future developments, as well as other factors believed to be appropriate. We believe these statements and the assumptions and estimates contained in this release are reasonable based on information that is currently available to us. However, management’s assumptions and the company’s future performance are subject to a wide range of business risks and uncertainties, both known and unknown, and we cannot assure that the company can or will meet the goals, expectations, and projections included in this release. Any number of factors could cause our actual results to be materially different from those expressed or implied in our forward looking statements, including (without limitation):

•	economic conditions in the United States and globally;

•	domestic and global demand for oil, NGLs and natural gas;

•	volatility in oil, NGL, and natural gas pricing;

•	new or changing government regulations, including those relating to environmental matters, permitting, or other aspects of our operations;

•	the geologic quality of the company’s properties with regard to, among other things, the existence of hydrocarbons in economic quantities;

•	uncertainties inherent in the estimates of our oil and natural gas reserves;

•	our ability to increase oil and natural gas production and income through exploration and development;

•	drilling and operating risks;

•	the success of our drilling techniques in both conventional and unconventional reservoirs;

•	the success of the secondary and tertiary recovery methods we utilize or plan to employ in the future;

•	the number of potential well locations to be drilled, the cost to drill them, and the time frame within which they will be drilled;

•	the ability of contractors to timely and adequately perform their drilling, construction, well stimulation, completion and production services;

•	the availability of equipment, such as drilling rigs, and infrastructure, such as transportation, pipelines, processing and midstream services;

•	the effects of adverse weather or other natural disasters on our operations;

•	competition in the oil and gas industry in general, and specifically in our areas of operations;

•	changes in our drilling plans and related budgets;

•	the success of prospect development and property acquisition;

•	the success of our business and financial strategies, and hedging strategies;

•	conditions in the domestic and global capital and credit markets and their effect on us;

•	the adequacy and availability of capital resources, credit, and liquidity including, but not limited to, access to additional borrowing capacity; and

•	uncertainties related to the legal and regulatory environment for our industry, and our own legal proceedings and their outcome.

The company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on the company’s risks and uncertainties is available in the company’s filings with the Securities and Exchange Commission.

For more information, please contact:

Mark Aydin

Manager, Investor Relations

(814) 278-7249

maydin@rexenergycorp.com